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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Northwest Airlines Corporation Employee Stock Plan of our report dated January 21, 1997, with respect to the consolidated financial statements of Northwest Airlines Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Minneapolis, Minnesota
February 9, 1998